EX-10.2



                            Standard Lease Agreement
                                     Between
                       Marina City Club Towers (Landlord)
                                       And
                       Sara Hallitex Corporation (Tenant)


THIS LEASE is executed at Marina del Rey, California, this 18th day of August 1998, by and between M.C.C. L.P. as "Lessor" and Sara Hallitex Corporation as "Lessee".

1.    DESCRIPTION OF PREMISES
      Lessor leases to Lessee and Lessee leases from Lessor, upon the covenants and conditions set forth in this lease agreement, premises known as Apartment 102P of the building located at 4344 Promenade Way, Marina del Rey, California (the "Premises"). Said building is part of the apartment complex known as the Marina City Club Towers.

2.    TERM
      Except as otherwise provided in this Section, the term of this lease shall commence on September 1, 1998 (the "Anticipated Lease Commencement Date"), or upon occupancy of the Premises by Lessee, whichever is sooner, and shall expire on August 31, 1999. If Lessor for any reason whatsoever cannot deliver possession of the Premises to Lessee by the Anticipated Lease Commencement Date, neither Lessor nor its employees or agents shall be liable for any damages caused Lessee thereby. If Lessor's inability to deliver possession of the Premises to Lessee is caused by Lessee, the lease term and Lessee's obligation to pay rent shall nevertheless commence on the Anticipated Lease Commencement Date. If Lessor's inability to deliver possession of the Premises is not caused by Lessee, the lease term and Lessee's obligation to pay rent shall not commence until ten (10) days after Lessor has given Lessee notice that the Premises are ready for delivery to Lessee or upon occupancy of the Premises by Lessee, whichever is sooner, and the lease term shall be extended by the number of days elapsed between the Anticipated Lease Commencement Date and the expiration of said ten-day period or the date of occupancy by Lessee; whichever is sooner; provided, however, that if Lessor is unable to deliver possession of the Premises within thirty (30) days after the Anticipated Lease Commencement Date through no fault of Lessee, Lessee shall have the right to cancel this lease by giving Lessor written notice to that effect at any time prior to the time Lessor gives Lessee notice that the Premises are ready for Lessee's possession. If Lessee so cancels, Lessor shall promptly refund to Lessee, without interests, any rental and security deposit previously paid by Lessee, and neither party shall have any further rights against, or obligations or liabilities to, the other party under or pursuant to this lease or by reason of its cancellation.

3.    RENT
      Lessee agrees to pay monthly installments of rent in the amount of Two Thousand, Seven Hundred and Fifty Dollars ($2,750), payable in advance in lawful money of the United States on the first day of each calendar month during the term of this lease, with no prior notice or demand and free of all claims or set offs against Lessor; provided, however that if the term commences on other than the first calendar day of the month, the rent for that month and for any fractional part of the month at the end of the term shall be a proportionate part of the monthly rent then in effect. The sum of $2,750 dollars shall be paid to Lessor upon execution of this lease by Lessee, of which $2,750 dollars shall be applied to rent for the September 1998 first month of the term. Lessee hereby acknowledges that the late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this lease, the exact amount of which will be impracticable or extremely difficult to ascertain. Such costs include, without limitation, processing and accounting charges and administrative expenses. Accordingly, if any installment of rent is not received by Lessor in full within five (5) days after its due date, Lessee shall pay to Lessor a late charge equal

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to six percent (6%) of such overdue amount or five dollars ($5) whichever is greater. Lessee and Lessor hereby agree that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of late payment by Lessee and that the late charge is in addition to and not in lieu of any interest charges Lessor may be entitled to under this lease or at law. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of its other rights and remedies under this lease or at law.

4.    SECURITY DEPOSIT
      In addition to the sums set forth in Section 3 above, Lessee shall deposit with Lessor upon the execution of this lease by Lessee the sum of $2,750, to be held by Lessor, without interest, as a security deposit. Lessor may claim of (withhold from) the security deposit such amounts as are reasonably necessary to remedy Lessee's defaults in the payment of rent, to repair damages to the Prices caused by Lessee, exclusive of ordinary wear and tear, or to clean the Premises, if necessary, upon termination of Lessee's tenancy. If during the lease term, all or any portion of the security deposit is claimed by Lessor to remedy Lessee's defaults in the payment of rent or to repair damages, Lessee, immediately upon Lessor's written notice, shall pay to Lessor an amount sufficient to restore the security deposit to the sum set forth above and Lessee's failure to do so within five (5) days thereafter shall constitute a material breach of this lease. The security deposit, less any portion thereof claimed by Lessor pursuant to this Section, shall be returned to Lessee within fourteen (14) days after expiration or termination of Lessee's tenancy, provided that Lessee has vacated the Premises, and Lessor will furnish to Lessee an itemized written statement of the basis for, and the amount of, any security received and the disposition of such security and shall return any remaining portion of such security to Lessee.

5.    HOLDING OVER
      If Lessee remains in possession of the Premises after the expiration of the term hereof with the consent of the Lessor, such holding over shall not operate as a renewal of this lease but shall create a month-to-month tenancy, terminable by either party upon thirty (30) days, written notice to the other, on the same terms and conditions as contained herein, except that the monthly rental for each month shall be Lessor's list rate in effect for the Premises as of the first calendar day of said month.

6.    RESTRICTIONS ON USE OF PROPERTY
      Lessee hereby agrees: (a) to use the Premises as a private residence only and not to conduct any business or commercial enterprise of any kind therein or therefrom; (b) that only Lessee and Lessee's immediate family may reside in the Premises, provided, however, that not more than the number of persons hereinafter specified may reside therein; (c) if Lessee permits temporary guests to occupy the Premises from time to time, (i) the total number of person occupying or using the Premises at any one time shall not exceed the number of persons hereafter specified, (ii) Lessee will notify Lessor of any guests permitted to occupy the Premises in Lessee's absence, and (iii) any conduct by a guest of Lessee which constitutes a breach or violation of the terms of this lease shall be deemed to be a breach by Lessee of this lease; (d) not to engage in or permit any act or neglect that would increase the cost of insurance of the Premises or the complex in which the Premises are located; (e) not to permit more than a total of two people to reside in the Premises at any time if it is a one bedroom apartment, or four people if it is a two bedroom apartment, or six people if it is a three bedroom apartment or penthouse, and none of whom may be a sublessee, assignee, or renter (except Lessee). RULES AND REGULATIONS GOVERNING TENANCY IN THE MARINA CITY CLUB TOWERS (the "Rules and

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Regulations") are attached hereto and made a part hereof. Lessee agrees to comply with the Rules and Regulations, as they may from time to time be amended or promulgated by Lessor, and any violation thereof shall constitute a material breach of this lease. Nothing contained herein shall be deemed to impose any liability upon Lessor for any violation of the Rules and Regulations, or breach of any covenant or condition of any lease, by any tenant or occupant of the Marina City Club Towers complex.

7.    NOTICE OF MOVE-IN DATE; MOVE-OUT
      Lessee shall comply with Lessor's move0in and move-out policy as in effect at the time of move. Lessor reserves the right from time to time to change its move-in and move-out policy. Lessor's present move-in and move-out policy prohibits moves on Saturdays, Sundays, or holidays or at times other than between the hours of 8:00am and 6:30pm, and requires advance notice and arrangements fro a specific move-in and move-out date. Lessee shall assume full responsibility for any damage to property or persons caused by Lessee or Lessee's agents during the move-in or move-out process.

8.    CARE OF PREMISES; LIABILITY; LIMITATION OF LIABILITY
      (a) By taking possession of or occupying the Premises, Lessee acknowledges that Lessee has carefully examined the Premises and the fixtures and equipment contained herein and that same are in good order and repair, except only to the extent that Lessor otherwise agrees in writing. Except as provided by law, Lessee (i) shall maintain the Premises and the fixtures and equipment in good condition and repair at Lessee's expense, and upon expiration or termination of this lease shall surrender the Premises and fixtures and equipment in clean condition and in as good condition as reasonable and careful use will permit; (ii) shall not alter, remodel or redecorate the Premises without the prior written consent of Lessor and any required consent of the Department of Beaches and Harbors and the California Coastal Zone Conservation Commission, and without first obtaining all other approvals and permits required by any governmental agency, including the County Department of Building and Safety. Any such approved work must be performed by a California licensed contractor and must comply with all applicable laws, rules and regulations. Lessee shall notify Lessor prior to commencing any such approved work, shall indemnify and hold harmless Lessor from and against all liens for labor and materials and against any damage to property or persons caused by or resulting in any way from such work.
      (b) Lessee shall not commit or suffer any waste to be committed on the Premises. Prior to the expiration or termination of this lease, Lessee, unless Lessor otherwise agrees in writing, shall remove at Lessee's expense all wall, floor or ceiling covering installed by or for the account of Lessee, and Lessee shall pay for any damage to the walls, floors, ceiling or other portions of the Premises caused thereby.
      (c) Lessor shall not be liable for any loss of or damage to any property of Lessee or of Lessee's family members, guests, invitees, servants or agents caused by (i) the malfunctioning, nonfunctioning, or leaking of any plumbing, air conditioning, heating, gas, water, steam, electrical or other system, piping, equipment or fixtures located in the Premises or the building in which the Premises are located; or (ii) water or moisture coming through the roof, ceilings, floors, walls, windows, doors, skylights, or otherwise - unless such loss or damage is caused by Lessor's willful injury or sole gross or active negligence or breach of any duty imposed by law.
      (d) Lessor shall have no liability whatsoever to Lessee , or Lessee's family members, guests, invitees, servants or agents for any loss, damage or injury (including death) to their person or property caused by theft, vandalism or other acts or neglect of third persons, including without limitation, co-tenants or other occupants of the Marina City Club Towers complex or the building in which the Premises are located, unless Lessor is made responsible therefore by specific provisions of the law.

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      (e)   As part of the consideration to Lessor for entering into this lease and establishing the amount of the monthly rental to be paid by Lessee, Lessee agrees that the Lessor's ability shall be limited as set forth in this Section 8 and that Lessee shall assume or look to such insurance as Lessee may wish to carry for, any such loss, damage or injury (including death); provided, however, that nothing herein contained is intended to create any third party beneficiary right.

9.    INDEMNIFICATION OF LESSOR BY LESSEE
      Lessee shall indemnify and hold Lessor harmless from and against all claims, costs, expenses (including reasonable attorney's fees), actions and liabilities for personal injury to, or death of, any person or persons, including, without limitation, Lessee or Lessee's family members, and damage to or loss or destruction of property belonging to Lessee or any other person or entity, including that belonging to or under the care, custody or control of Lessor, caused by or resulting in any way from the acts or omissions of Lessee or Lessee's family members, guests, invitees, servants or agents. The provisions of this Section 9 does not waive any duty of Lessor to prevent personal injury, death or property damage where the duty is imposed by law.

10.   SUBLETTING AND ASSIGNMENT
      Lessee shall not sublet the Premises or any part thereof or assign Lessee's interest under this Lease whether such assignment be in whole or in part or voluntarily or by operation of law. Any such subletting or assignment shall be void and shall constitute a material breach and default under this lease. Lessee hereby specifically acknowledges notice of Lessor's policy against subletting or assignment. The acceptance of rent by Lessor from any person shall not constitute and shall not be deemed to constitute a waiver by Lessor of the provisions of this Section or of any other provision of this lease, not shall it give any such person, other than Lessee, the right to possession or occupancy of the Premises. Lessor shall have the right to assign, hypothecate or otherwise dispose of all or any part of its rights and interests in, to and under this lease to any person, firm, corporation or other entity.

11.   UTILITIES AND SERVICE
      Lessor shall provide Lessee with reasonable quantities of running water at Lessor's expense. Electricity, telephone service and other utilities are the responsibility of and shall be provided and paid for by the Lessee. Any interruption or curtailment in any utility service, or in any services furnished by Lessor, shall not entitle Lessee to any claim against Lessor, or to any reduction in rent or delay in the payment thereof, nor shall the same constitute a constructive or partial eviction, unless, with respect to services furnished by Lessor, Lessor shall fail to take reasonable measures to restore such service. Lessee acknowledges that it is Lessee's responsibility to have the electric meter connected for the Premises prior to Lessee's move-in, and, in addition it is Lessee's responsibility to have any phones installed. Arrangements for cable for cable TV hookup and service, if desired by Lessee, as well as billing and payment therefore, shall be handled by Lessee directly with the cable TV company, Lessor shall have no liability whatsoever to Lessee with respect to the cable TV service.

12.   PARKING PRIVILEGES
      Lessor, at no additional charge to Lessee, hereby grants to Lessee a license during the term of this lease to park a motor vehicle within the parking space or spaces designated by Lessor. Lessor reserves the right to change the location of such space(s) from time to time, but will not do so arbitrarily. Not more than one vehicle shall be parked in any space, the space(s) shall be used solely for the parking of motor vehicles and shall not be for repairing vehicles, no recreational vehicle may be parked therein and excessive grease/oil drippings must be cleaned up immediately at Lessee's expense or the vehicle must be parked off premises. Lessor's determination as to whether a vehicle is a recreational-type shall be final. Lessee shall not sublet, assign, rent or make

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any charge to others for any parking space designated for Lessee's use. Lessee and Lessee's family members, guests, invitees, servants and agents assume the risk of damage or loss of any motor vehicle (or portion thereof of anything therein or thereon) parked by them within said space(s) or parked elsewhere on Lessor's property either with or without Lessor's approval. Lessee and Lessee's family members, guests, invitees, servants and agents shall be liable for all towing and other related expenses in the event any such person uses parking space(s) or areas other than those designated by Lessor. The number of parking spaces assigned to Lessee is________________(____________).

13.   LESSOR RIGHT OF ENTRY
      Lessor and its agents and employees may enter the Premises in case of emergencies; to make necessary or agreed repairs, decorations, alterations or improvements or supply necessary or agreed services; to exhibit the Premises to prospective or actual tenants, purchasers, mortgagers, workman or contractors; when Lessee has abandoned or surrendered the Premises; or pursuant to a court order. Except in case of an emergency, when Lessee has abandoned or surrendered the Premises, or if it is impractical to do so, Lessor shall give Lessee reasonable notice of Lessor's intent to enter and, except in case of emergency or when Lessee has abandoned or surrendered the Premises, will enter only during normal business hours unless Lessee otherwise consents at the time of entry. Twenty-Four hours shall be presumed to be reasonable notice in absence of evidence to the contrary. Lessee shall not change locks on the entry door to the Premises or add additional locks without the prior written approval of Lessor and if such approval is granted, Lessee shall provide Lessor with keys, at Lessee's expense, to open such new or additional locks.

14.   DAMAGE OR DESTRUCTION OF PREMISES
      If the Premises are destroyed or rendered unlivable by fire or other casualty not caused by the negligent or willful act or omission of Lessee, or Lessee's family members, guests, invitees, servants or agents, this lease shall terminate effective as of the date of such casualties except for the purpose of enforcing the rights that then may have accrued hereunder. If only a part of the Premises is destroyed or rendered unlivable by fire or other casualty not caused by the negligent or willful act or omission of Lessee, or Lessee's fami8ly members, guests, invitees, servants or agents, and the remainder of the Premises are tenantable, Lessor shall with reasonable dispatch proceed to repair such damage or destruction, and this lease shall remain in full force and effect; provided, however, that rent attributable to the period of repair shall be abated in the proportion which the damaged or destroyed part bears to the whole of the Premises. Lessee shall not be entitled to any other compensation by reason of such damage or destruction or the repairs required thereby.

15.   EMINENT DOMAIN
      If the Premises shall be taken by eminent domain, this lease shall terminate effective as of the date possession of the Premises is taken by the condemning authority and the rent shall be a portion as of said date. No portion of any judgment or award rendered in any eminent domain proceedings shall belong to Lessee.

16.   DEFAULT
      The occurrence of either or both of the following events shall constitute a default and breach by Lessee hereunder;

      (a) the failure by Lessee to make any payment of rent or any other payment required to made by Lessee hereunder, has in when due, where such failure shall continue for a period of (3) days after writt4en notice thereof from Lessor to Lessee; or
      (b) The failure by Lessee to observe or perform covenant, agreement or obligation of this lease, express or implied, to be observed or performed by Lessee, other than as described in sub paragraph (a) above.

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17.   REMEDIES
      In the event of any such default or breach of Lessee, Lessor may at any time thereafter, in addition to pursing any other remedy now or hereafter available to Lessor under the laws or judicial decisions: Terminate Lessee's right to possession of the Premises by any lawful means, in which case this lease shall terminate and Lessee shall immediately surrender possession to the Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages accrued by Lessor by reason of Lessee default including, but not limited to the cost of recovering possession of the Premises, expenses of reletting, any real estate commissions actually paid, and, in accordance with section 1951.2 of the California Civil Code, the worth at the time of award of : (I) the unpaid rent which had been earned at the time oft termination, (II) Then amount by which the unpaid rent which would have been earned after termination until the time e of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, and (III) the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided together with any other amount necessary to compensate Lessor for all the detriment approximately caused by Lessee's failure to perform Lessee's obligation to be hereunder or which in the ordinary course of things would be likely to be therefrom.

18.   INTEREST CHARGES
      Any amount due from Lessee pursuant to this lease which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the date due until paid in full. Payment of, or the right of Lessor to collect such interest shall not excuse or cure any default by Lessee hereunder.

19.   EXPENSE OF LITIGATION
      If either party incurs any expense, including reasonable attorneys' fees, in connection with any action or proceeding instituted by either party by reason of any default or alleged default of the other party hereunder, the party prevailing in such action or proceeding shall be entitled to recover its reasonable expenses and attorneys' fees from the other party in an amount determined by the court, whether or not such action goes to final judgment. In the event of settlement or final judgment in which neither party is awarded all of the relief prayed for, the prevailing party as determined by the court shall be entitled to recover from the other party reasonable expenses and attorneys' fees in the amount determined by the court.

20.   SUBORDINATION
      This lease, at Lessor's option, shall be subordinate to any ground lease, facilities lease. mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are apart. Lessee shall execute any documents required to effectuate such subordination and a failure to do so within (10) days after written demand shall thereby make, constitute, an irrevocably appoint Lessor as Lessee's attorney-in-fact and in Lessee's place and stead, to do so.

21.   NOTICES
      Any notice required or permitted hereunder shall be in writing and may be served personally or by mail. If served by mail it shall be addressed, if directed to Lessor, to Lessor at:
________________________________________________________________________________
________________________________________________________

(Attention: Leasing Department) or such other address as Lessor may from time to time designate in writing to Lessee; or, if directed to Lessee, to Lessee at the Premises, except that notice is given by Lessor pursuant to Section 2 hereof shall be sent to Lessee either at Lessee's residential or business address as shown on Lessee's lease application. Any notice given by mail shall be deemed effective forty-eight (48) hours after deposit in the United States mail registered or certified, postage pre-paid and addressed as specified above.

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23.   MISCELLANEOUS
      (a) Lessor's consent to or approval of any act of Lessee requiring Lessor'[s consent or approval shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee, whether or not similar to the act so consented to or approved. The waiver by Lessor of any breach of any term covenant, or condition of this lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same term or any other term, covenant or condition of this lease. The subsequent acceptance of rent by Lessor shall not be deemed to be a waiver of any preceding default or breach by Lessee under any term, covenant, or condition of this lease other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such proceeding default or breach at the time of acceptance of such rent.
      (b) The provisions of this lease shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any provision, clause, sentence, or phrase hereof shall not affect the validity of remaining provisions.
      (c)   Time is of the essence of this lease.
      (d) Each provision of this lease to be performed by Lessee shall be deemed both a covenant and a condition.
      (e) Each and all of the terms, covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators and successors of each of the parties hereto and the assignees of Lessor. If there be more than one Lessee hereunder, the obligations of each shall be joint and several.
      (f) This lease, together with any Riders attached hereto and bearing even date herewith and signed by Lessee and Lessor, constitutes the entire agreement between the parties with respect to the subject t matter hereof. Lessee has not relied on any statement or representation of Lessor, its agents, officers, or employees, except as herein specifically contained. This agreement may not be modified except by aw written instrument duly executed by the parties hereto or by their authorized agents or officers.
      (g) The Premises are part of certain property that is leased from the county of Los Angeles (the " County Lease"), and the within Standard Apartment Lease Agreement, although not specifically so designated herein is a sublease under the County Lease. Lessor is the managing agent for the Lessee under the County Lease of the premises and the property of which it forms apart. The County has approved a plan pursuant to which specific residential units including the Premises may be subleased for periods in excess of one year. However, the County Lease requires that any such sublease (including the within Standard Apartment Lease Agreement if it is for a term in excess of one year) shall specifically provide that the County shall have the absolute power as its sole election to cancel such sublease at any time. Therefore, The County shall have the absolute power at its sole election to cancel the within Standard Apartment Lease Agreement at any time if it is for a term in excess of one year. Neither the Lessee under the County Lease nor Lessor, nor their respective successors, assignees, officers, directors or employees shall have any responsibility or liability whatsoever to Lessee for any loss, costs, expenses or damages which are incurred or sustained by Lessee as a result or consequence of any such cancellation by the County.
      (h) This lease may be executed in several original counterparts, all of which shall be deemed to be one original, including any riders attached thereto.

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Lessee's attention is directed to Section 5 of this lease for provisions relating to the terms and conditions, including rent, hat will be applicable in the event Lessee remains in possession of the Premises after the expiation of the term hereof with Lessor's consent.

Lessor:                                   Lessee:

By:/s/ MCC L.P.                           By:/s/ Sara Hallitex Corporation
                                             Sara Hallitex Corporation


Rent Checks to:
5757 Wilshire Blvd. Suite 5
Los Angeles, CA 90036